Yelp Announces Second Quarter 2013 Financial Results

Net Revenue Increases 69% Over Second Quarter 2012

SAN FRANCISCO, July 31, 2013 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the second quarter ended June 30, 2013.

  Net revenue was $55.0 million in the second quarter of 2013, reflecting 69% growth in net revenue from the second quarter of 2012
  Cumulative reviews grew 41% year over year to more than 42.5 million
  Average monthly unique visitors grew 38% year over year to approximately 108 million*
  Active local business accounts grew 62% year over year to approximately 51,400

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Net loss in the second quarter of 2013 was ($878,000) or $(0.01) per share, compared to a net loss of $(2.0) million, or $(0.03) per share, in the second quarter of 2012. Adjusted EBITDA for the second quarter of 2013 was approximately $7.8 million, compared to $1.6 million for the second quarter of 2012.

"We had a great second quarter with strong execution in all areas of our business as the Yelp brand becomes increasingly prevalent around the world," said Jeremy Stoppelman, Yelp's chief executive officer. "In the second quarter, we launched new features on the mobile app and created a Call to Action feature, yet another way for us to close the loop between consumers and local businesses. As we look to the rest of the year, we will continue to focus on driving innovation in mobile, integrating Qype, and closing the loop with local businesses."

"We are very pleased with our performance this quarter, with revenue growth accelerating to 69% year over year," added Rob Krolik, Yelp's chief financial officer. "This was driven by record results across all our key financial and operating metrics. We also saw considerable leverage in our business model with nearly a 400% increase in adjusted EBITDA as compared to last year."

Net revenue for the six months ended June 30, 2013 was $101.2 million, an increase of 68% compared to $60.0 million in the same period last year. Net loss for the six months ended June 30, 2013 was $(5.7) million, or $(0.09) per share, compared to a net loss of $(11.8) million, or $(0.26) per share, in the comparable period in 2012. Adjusted EBITDA for the first six months of this year was approximately $11.0 million compared to $630,000 for the first six months last year.

Business Highlights

  Yelp mobile:  Yelp mobile continues to grow rapidly.  In the second quarter, approximately 40% of local ads were shown on mobile devices, and approximately 59% of searches were on mobile, including mobile web and app.  Additionally, Yelp launched a number of mobile upgrades including the Nearby feature which suggests businesses and activities based on location, behavior, friends' activities, and other data.
  Closing the loop with businesses:  A recent study by Nielsen found when consumers find a local business on Yelp, 89% make a purchase within a week of visiting Yelp.  To help businesses close the loop with these consumers, Yelp launched the Call to Action feature that allows advertisers to promote a desired transaction directly on their Yelp business listing.  In July, we launched Yelp Platform which enables consumers to transact with businesses directly on Yelp.
  New markets: Yelp integrated Qype content and traffic from Spain and Italy and launched six new Yelp Markets, including two domestically and four internationally.
  SeatMe:  In July, Yelp acquired SeatMe, a web and iPad-app based reservation solution for the restaurant and nightlife categories.  With SeatMe's solution, more local restaurants and bars can provide an easy way for customers to book online reservations, enhancing the consumer experience for those who discover a great local business on Yelp.

Business Outlook

As of today, Yelp is initiating guidance for its third quarter of 2013 and raising its full year 2013 revenue and adjusted EBITDA guidance.

  For the third quarter of 2013, net revenue is expected to be in the range of $58 million to $59 million.  Adjusted EBITDA is expected to be in the range of $7.5 to $8.0 million.
  For the full year of 2013, net revenue is expected to be in the range of $222 million to $224 million, representing growth of approximately 62% compared to the full year of 2012.  Adjusted EBITDA is expected to be in the range of $27 million to $28 million.

Quarterly Conference Call

Yelp will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the call, please dial 1 (800) 447-0521, or outside the U.S. 1 (847) 413-3238, with Passcode 35182252, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:00 p.m. PT July 31, 2013 and 11:59 p.m. PT August 14, 2013 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 35182252#. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across the U.S., Canada, UK, Ireland, France, Germany, Austria, The Netherlands, Spain, Italy, Switzerland, Belgium, Australia, Sweden, Denmark, Norway, Finland, Singapore, Poland, Turkey, New Zealand and the Czech Republic. Yelp had a monthly average of approximately 108 million unique visitors in the second quarter 2013*. By the end of the same quarter, Yelpers had written more than 42.5 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Yelp's mobile applications were used on approximately 10.4 million unique mobile devices on a monthly average basis during the second quarter 2013.

* Source: Google Analytics

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measures." Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP").

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
  adjusted EBITDA does not take into account restructuring and integration costs associated with our acquisition of Qype; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled adjusted EBITDA guidance for the third quarter and full year 2013 to net income (loss) guidance because it does not provide guidance for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, reconciliation to net income (loss) outlook for the third quarter and full year 2013 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the third quarter and full year 2013, the future growth in Company revenue and continued investing by the Company in its future growth, the Company's ability to build Yelp communities internationally and expand its markets and presence in existing markets, plans regarding product innovation around Yelp Platform, mobile and new features, and continued integration of Qype into Yelp. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to achieve or maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype and SeatMe, and to integrate those businesses, solutions or technologies; the Company's reliance on traffic to its website from search engines like Google, Bing and Yahoo!; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended June 30, 2013 could differ from the preliminary results we have announced in this press release.

Media Contact Information
Yelp Press Office
Vince Sollitto
(415) 230-6506
press@yelp.com

Investor Relations Contact Information
The Blueshirt Group
Stacie Bosinoff, Nicole Gunderson
(415) 217-7722
yelp@blueshirtgroup.com

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 96,795	$ 95,124
Accounts receivable, net	14,769	11,738
Prepaid expenses and other current assets	6,441	4,912
Total current assets	118,005	111,774

Property, equipment and software, net	19,779	14,799
Goodwill	46,678	48,605
Intangibles, net	4,716	5,936
Restricted cash	8,102	6,400
Other assets	262	182
Total assets	$ 197,542	$ 187,696

Liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$ 1,929	$ 2,284
Accrued liabilities	17,689	16,367
Deferred revenue	2,739	2,856
Total current liabilities	22,357	21,507
Long-term liabilities	688	527
Total liabilities	23,045	22,034

Commitments and contingencies

Stockholders' equity (deficit)
Common stock	-	-
Additional paid-in capital	240,752	225,245
Accumulated other comprehensive income	(190)	805
Accumulated deficit	(66,065)	(60,388)
Total stockholders' equity (deficit)	174,497	165,662
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$ 197,542	$ 187,696

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net revenue	$ 55,023	$ 32,653	$ 101,156	$ 60,038

Cost and expenses
Cost of revenue (1)	4,018	2,298	7,358	4,424
Sales and marketing (1)	30,803	20,333	58,997	39,103
Product development (1)	7,997	4,336	15,233	8,476
General and administrative (1)	10,148	5,963	18,912	16,692
Depreciation and amortization	2,637	1,661	5,115	3,022
Restructuring and integration	-	-	675	-

Total cost and expenses	55,603	34,591	106,290	71,717
Loss from operations	(580)	(1,938)	(5,134)	(11,679)
Other income (expense), net	(66)	22	(267)	(8)
Loss before provision for income taxes	(646)	(1,916)	(5,401)	(11,687)
Provision for income taxes	(232)	(66)	(276)	(97)
Net loss	(878)	(1,982)	(5,677)	(11,784)
Accretion of redeemable convertible preferred stock	-	-	-	(31)
Net loss attributable to common stockholders	$ (878)	$ (1,982)	$ (5,677)	$ (11,815)

Net loss per share attributable to common stockholders:
Basic	$ (0.01)	$ (0.03)	$ (0.09)	$ (0.26)
Diluted	$ (0.01)	$ (0.03)	$ (0.09)	$ (0.26)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	64,576	60,887	64,163	46,075
Diluted	64,576	60,887	64,163	46,075

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cost of revenue	$ 105	$ 35	$ 177	$ 58
Sales and marketing	2,282	895	4,270	2,019
Research and development	1,040	300	1,856	543
General and administrative	2,286	628	4,015	6,667
Restructuring and integration	-	-	555	-
Total stock-based compensation	$ 5,713	$ 1,858	$ 10,873	$ 9,287

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30,
	2013	2012
Operating activities
Net loss	$ (5,677)	$ (11,784)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
Depreciation and amortization	5,115	3,022
Provision for doubtful accounts	1,301	108
Stock-based compensation	10,873	9,287
Loss on disposal of assets and web-site development costs	94	37
Changes in operating assets and liabilities:
Accounts receivable	(4,404)	(1,973)
Prepaid expenses and other assets	(2,318)	(918)
Accounts payable and accrued expenses	215	577
Deferred revenue	(85)	(796)
Net cash provided by (used in) operating activities	5,114	(2,440)

Investing activities
Purchases of property, equipment and software	(4,966)	(1,927)
Capitalized website and software development costs	(2,139)	(1,590)
Change in restricted cash	(1,768)	(6,008)
Goodwill measurement period adjustment	1,153	-
Cash used in investing activities	(7,720)	(9,525)

Financing activities
Proceeds from initial public offering, net of offering costs	-	112,257
Proceeds from issuance of common stock	4,604	762
Repurchase of common stock	(193)	-

Net cash provided by financing activities	4,411	113,019

Effect of exchange rate changes on cash	(134)	(177)

Net increase in cash and cash equivalents	1,671	100,877
Cash and cash equivalents at beginning of period	95,124	21,736
Cash and cash equivalents at end of period	$ 96,795	$ 122,613

Yelp Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net loss	$ (878)	$ (1,982)	$ (5,677)	$ (11,784)
Provision for income taxes	232	66	276	97
Other income (expense), net	66	(22)	267	8
Depreciation and amortization	2,637	1,661	5,115	3,022
Stock-based compensation	5,713	1,858	10,318	9,287
Restructuring and integration costs	-	-	675	-
Adjusted EBITDA	$ 7,770	$ 1,581	$ 10,974	$ 630